TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

FS MVP PRIVATE MARKETS FUND

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

FS MVP PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase

Dated November 1, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY SS&C GIDS, INC. BY,

4:00 P.M., EASTERN TIME, ON DECEMBER 6, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

FS MVP Private Markets Fund

SS&C GIDS, Inc.

PO BOX 219045, Kansas City, Missouri, 64121-9045

Attention: Tender Offer Administrator

Phone: (877) 628-8575

Fax: (833) 949-2830

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FS MVP PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in FS MVP Private Markets Fund (the “Fund”), or the tender of some of such shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                  .

Such tender was in the amount of:

[ ]	All of the undersigned’s entire shares of beneficial interest.
[ ]	A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value or number of shares
$ or (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS	FOR OTHER INVESTORS:
AND JOINT TENANTS:
Signature	Print Name of Investor
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)
Print Name of Investor	Signature
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)
Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)
Print Name of Joint Tenant	Co-signatory if necessary
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)
Print Name and Title of Co- signatory

Date:

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